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                                                              EXHIBIT (d)(1)(ii)

[ING LOGO]

FUNDS

February 9, 2005

Michael J. Roland
Executive Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Roland:

      Pursuant to the Amended and Restated Investment Advisory Agreement dated April 30, 2001, as amended, between ING Variable Products Trust and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to modify the annual investment management fee for ING VP High Yield Bond Portfolio (the "Portfolio"), effective May 2, 2005. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending AMENDED AND RESTATED SCHEDULE A of the Agreement. The AMENDED AND RESTATED SCHEDULE A, with the annual investment management fee indicated for the Portfolio, is attached hereto.

      The AMENDED AND RESTATED SCHEDULE A has also been updated to remove ING VP Growth Opportunities Portfolio and ING VP Growth + Value Portfolio as these funds recently merged into other funds.

      Please signify your acceptance to the modification of the investment management fee for the Portfolio by signing below where indicated.

                                                     Very sincerely,

                                                     /s/ Robert S. Naka
                                                     ------------------
                                                     Robert S. Naka
                                                     Senior Vice President
                                                     ING Variable Products Trust

ACCEPTED AND AGREED TO:
ING Investments, LLC

By: /s/ Michael J. Roland
    ---------------------
    Michael J. Roland
    Executive Vice President

7337 E. Doubletree Ranch Rd.    Tel: 480-477-3000    ING Variable Products Trust
Scottsdale, AZ 85258-2034       Fax: 480-477-2700
                                www.ingfunds.com
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                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

                                     BETWEEN

                           ING VARIABLE PRODUCTS TRUST

                                       AND

                              ING INVESTMENTS, LLC

                                                           ANNUAL INVESTMENT MANAGEMENT FEE
                                                           --------------------------------
FUNDS                                                (as a percentage of average daily net assets)
-----
ING VP Convertible Portfolio                                             0.75%

ING VP Disciplined LargeCap Portfolio                  0.75% of the first $250 million of assets
                                                       0.70% of the next $250 million of assets
                                                       0.65% of the next $250 million of assets
                                                       0.60% of the next $250 million of assets
                                                       0.55% of the assets in excess of $1 billion

ING VP Financial Services Portfolio                    0.75% of the first $500 million of assets
                                                       0.70% of the assets in excess of $500 million

ING VP High Yield Bond Portfolio                       0.63% of the first $750 million of assets
                                                       0.60% of the next $250 million of assets
                                                       0.55% of the assets in excess of $1 billion

ING VP International Value Portfolio                                     1.00%

ING VP LargeCap Growth Portfolio                                         0.75%

ING VP MagnaCap Portfolio                                                0.75%

ING VP MidCap Opportunities Portfolio                                    0.75%

ING VP Real Estate Portfolio                           0.80% of the first $100 million of assets
                                                       0.70% of the assets in excess of $100 million


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
                                                           ANNUAL INVESTMENT MANAGEMENT FEE
                                                           --------------------------------
FUNDS                                                (as a percentage of average daily net assets)
-----
ING VP SmallCap Opportunities Portfolio                0.75% of the first $250 million of assets
                                                       0.70% of the next $250 million of assets
                                                       0.65% of the next $250 million of assets
                                                       0.60% of the next $250 million of assets
                                                       0.55% of the assets in excess of $1 billion

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